UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2005

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-18045 (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147 Norman, Oklahoma 73072 (Address of Principal Executive Offices) (Zip Code) Registrant’s telephone number, including area code: (405) 360-5047

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Company has received written notice from Bobby Hartslief that Mr. Hartslief terminated an employment agreement he had with the Company effective July 1, 2005, on grounds of constructive termination. The Company had previously relieved Mr. Hartslief from his duties as chief operating officer of the Company on grounds of cause, and is continuing an investigation into activities occurring during Mr. Hartslief’s employment with the Company. Either way, Mr. Hartslief is no longer an executive officer or employee of the Company or any of its subsidiaries.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: July 5, 2005	BOUNDLESS MOTOR SPORTS RACING, INC.
	By:	/s/ Brian Carter
		Name:	Brian Carter
		Title:	Vice President and CFO